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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2002

HATHAWAY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Colorado	0-4041	84-0518115
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8228 Park Meadows Drive, Littleton, Colorado 80124
(Address of Principal executive offices)

Registrant's telephone number, including area code 303-799-8200

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

        Hathaway Corporation (the "Company") is filing this Form 8-K to report information disclosed in the Company's press release dated July 9, 2002 to announce that it has signed a stock purchase agreement to acquire 100% of Motor Products—Owosso Corporation and Motor Products—Ohio Corporation for $11,800,000 of which $11.5 million is payable in cash at closing and a $300,000 note guaranteed by Hathaway Corporation is payable six months after closing.

        The press release announcement is incorporated herein by reference and is attached as an exhibit to the report on this form.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  c)
  Exhibits.

  99.1
  Press release by Hathaway Corporation dated July 9, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HATHAWAY CORPORATION
DATE: July 9, 2002	By:	/s/ RICHARD D. SMITH Chief Executive Officer and Chief Financial Officer

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  Item 5. Other Events.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES